Rand Logistics, Inc.
                           450 Park Avenue, 10th Floor
                               New York, NY 10022

                                                                October 18, 2006

Mr. Isaac Kier
c/o Rand Logistics, Inc.
450 Park Avenue, 10th Floor
New York, NY 10022

Dear Mr. Kier:

      As base compensation for your services as a director of Rand Logistics, Inc. (the "Company") through March 31, 2007, the Company has determined to pay you $25,000.

      The amount payable hereunder shall not be taken into account as compensation for purposes of any retirement plans, be they qualified or otherwise, of the Company.

      In order to further align your interests with those of the Company's stockholders, you agree to seek, until March 31, 2007, to use not less than the after-tax proceeds of the amount payable hereunder to purchase warrants of Company pursuant to, and in accordance with the terms of, the agreement between you and EarlyBirdCapital, Inc. attached hereto as Exhibit A.

      This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law, and the parties hereto submit to the exclusive jurisdiction of the courts of the State of New York for the purpose of any actions or proceedings that may be required to enforce any provision of this Agreement.

      This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreements or understandings between the Company or any of its affiliates, and yourself, regarding any award of warrants to you. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

      This Agreement may only be amended by written agreement of the parties hereto. The Company shall have the right to deduct from any payment under this Agreement any federal, state, local, foreign or other taxes of any kind which the Company's Compensation Committee, in its sole discretion, deems necessary to be withheld to comply with any applicable law, rule or regulation.

      Two signed copies of this Agreement have been enclosed, please sign them and return one to us as soon as possible for our records.

RAND LOGISTICS, INC.


By: /s/                                               By: /s/
    ------------------------                              ----------------------
Name:                                                     Isaac Kier
Title: